UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 20, 2007
ASIA PREMIUM TELEVISION GROUP, INC
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District, Beijing, 100026, P.R.C.
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code		86-10-6582-7900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

(a) Qiang Jiang agreed to sell 750,000 shares (the “Shares”) of Asia Premium Television Group Inc.’s (the “Company”) common stock, $.001 par value per share, (“Common Stock”) representing 46.49% of the issued and outstanding Common Stock as of June 19, 2007 (the “Closing”), to Hershop.com Ltd. (BVI) and Global Women Multi-Media Co., Ltd. (BVI) (collectively, the “Purchasers”).  In consideration of the purchase of the Shares, the Purchasers paid the total sum of one million two hundred and eighty thousand dollars ($1,280,000). The sale of the Shares to the Purchasers was made pursuant to the exemption from registration afforded by Section 4(1) of the Securities Act of 1933, as amended.

The Company has been advised by Qiang Jiang that the Purchasers plan to act in concert with respect to the Shares.  The Company is unaware of any existing agreement among the Purchasers regarding the Shares.

The Company also has been advised that the Purchasers have common investments in Brand Win Co., Ltd, and that they have three common shareholders: Her Village Ltd. (HK), Soft Bank China Venture Capital Ltd (BVI) and Ever Corporate Holdings Ltd. (BVI).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(a) On June 19, 2007, Qiang Jiang and Min Wei notified the Company of their intent to resign as members of the Company’s Board of Directors, effective June 19, 2007.

(b) On June 19, 2007, the Company announced that Jing Xing, Huiyang Yu and Douglas J. Toth joined the Board of Directors.

Since 2006, Mr. Xing has served as president of Sun New Media Inc., president of investment business at Sun Media Investment Group, chairman of the board of Sun Capital Consultant Ltd,  and as the CEO of China Media Tradex Limited.  From 2003 to 2006, Mr. Xing served as chairman, vice chairman, executive director and CEO of SMI Corporation Ltd. ( formerly known as Star East Holdings Limited, HK listing symbol 198 ).  From 2003 to 2006 he also served as executive director of Stellar Megamedia Group Limited.  From 2003 to 2005, Mr. Xing served as executive director & general manager of Sun TV, chairman and executive director of SMI Publishing Group Limited ( HK listing symbol 8010 ), and as vice chairman and executive director of M-Channel Limited (HK listing symbol 8036).  Since 2000, Mr. Xing has served as the vice chairman and executive director of a newspaper in Beijing, the People’s Republic of China called the Beijing Daily Messenger.  From 1999 to 2005, Mr. Xing was the chairman and CEO of Beijing KP Network Technical Co. Ltd..  Mr. Xing holds master degree of science from the Beijing Software Graduate School of Beijing University.

Since 2005, Mr. Yu has been self-employed as a consultant in brand marketing. From 2003 to 2005, Mr. Yu served as sales manager for Germany Vaillant Group. Mr. Yu holds a bachelors degree from the Beijing Second Foreign Language University

Since 2002, Mr. Toth has served as CEO of Groupmark Financial Ltd..  From 1998 to 2002, Mr. Toth served as a director of Somerset Financial Group. Additionally, he has knowledge of financial and SEC reporting. Mr. Toth studied theoretical mathematics at Rutgers University and finance at the New York Institute of Finance.

Mr. Xing and Mr. Yu has both worked with the Purchasers since May 1, 2007 as consultants.

The foregoing actions were approved by the Board of Directors of the Company (the "Board") without shareholder approval in accordance with the requirements of Nevada law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

ASIA PREMIUM TELEVISION GROUP, INC.

Date:

June 20, 2007

By:

/s/ Yan Gong

Name: Yan Gong

Title: Chief Executive Officer

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